SECOND AMENDED AND RESTATED
LIMITED PARTNERSHIP AGREEMENT
      This Second Amended and Restated Agreement of Limited Partnership, dated as of June 1, 2009, by and between Demeter Management LLC, a Delaware limited liability company (the "General Partner"), and the other parties who shall execute this Agreement, whether in counterpart, by separate instrument, or otherwise, as limited partners (collectively "Limited Partners"; the General Partner and Limited Partners may be collectively referred to herein as "Partners"). This Agreement replaces the agreement executed on October 31, 2008 in its entirety.
W I T N E S S E T H:
      WHEREAS, the parties hereto desire to form a limited partnership for the purpose of speculative trading in futures, forwards and options;
      WHEREAS, the parties amended and restated the original limited partnership agreement executed on February 22, 2007 in its entirety due to the registration of the units of the Partnership under the Securities Exchange Act of 1934, as amended, on October 31, 2008;
      WHEREAS, the parties now desire to amend and restated the First Amended and Restated Limited Partnership Agreement executed on October 31, 2008, in order to reflect the conversion of the General Partner to a limited liability company;
      NOW, THEREFORE, the parties hereto hereby agree as
follows:
1.	Formation; Name
      The parties hereto formed a limited partnership under the Delaware Revised Uniform Limited Partnership Act, as amended and in effect on February 22, 2007 (the "Act"). The name of the limited partnership is Morgan Stanley Managed Futures LV, L.P. (the "Partnership"). The General Partner has executed and filed a Certificate of Limited Partnership of the Partnership (the "Certificate of Limited Partnership") in accordance with the Act, and shall execute, file, record and publish as appropriate such amendments, assumed name certificates, and other documents as are or become necessary or advisable in connection with the operation of the Partnership, as determined by the General Partner, and shall take all steps which the General Partner shall deem necessary or advisable to allow the Partnership to conduct business as a limited partnership where the Partnership conducts business in any jurisdiction, and to
       otherwise provide that Limited Partners will have
limited liability with respect to the activities of the Partnership in all such jurisdictions, and to comply with the laws of any such jurisdiction. Each Limited Partner hereby undertakes to furnish to the General Partner a power of attorney and such additional information as the General Partner may request to complete such documents and to execute and cooperate in the filing, recording, or publishing of such documents at the request of the General Partner.
2.	Office
      The principal office of the Partnership shall be c/o Demeter Management LLC, 522 Fifth Avenue, 13th Floor, New York, New York 10036, or such other place as the General Partner may designate from time to time.
      The address of the principal office of the Partnership in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801, and the name and address of the registered agent for service of process on the Partnership in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

3.	Business
      The Partnership is formed to engage in any lawful act
or activity for which limited partnerships may be organized
under the Act, including, but not limited to, directly or indirectly through a commodity trading advisor, trading, buying, selling, spreading, or otherwise acquiring, holding, or disposing of commodities (including, but not limited to, foreign currencies, mortgage-backed securities, money market instruments, financial instruments, and any other securities or items which are now, or may hereafter be, the subject of futures contract trading), domestic and foreign commodity futures contracts, forward contracts, commodity forward contracts, foreign exchange commitments, options on physical commodities and on futures contracts, spot (cash)
commodities and currencies, exchange of futures contracts
for physicals transactions, exchange of physicals for
futures contracts transactions, and any rights pertaining
thereto (hereinafter referred to collectively as "futures interests;" provided, however, such definition shall exclude exchange securities futures products as defined by the
Commodity Futures Trading Commission (?CFTC?), options in securities futures and options in equities) and securities
(such as United States Treasury securities) approved by the
       CFTC for investment of customer funds and other
securities on a limited basis, and to engage in all
activities incident thereto. The Partnership may pursue this objective in any lawful manner consistent with the
Partnership's trading policies. The Partnership may engage
in the foregoing activities through any lawful transaction
or any lawful activity into which a limited partnership may
enter or in which a limited partnership may engage under the laws of the State of Delaware; including, but not limited
to, through an investment of all or a portion of its assets
in multiple trading companies (the "Trading Companies")
(provided that such transactions or activities do not
subject the Limited Partners to any liability in excess of
the limited liability provided for herein and contemplated
by the Act.)
4.	Term; Dissolution; Fiscal Year
      (a)	Term.  The term of the Partnership commenced upon
the filing of the Certificate of Limited Partnership in the Office of the Secretary of State of the State of Delaware
and shall end upon the first to occur of the following: (i) receipt by the General Partner of a notice setting forth an election to terminate and dissolve the Partnership at a specified time by Limited Partners holding not less than a Majority of Units, with or without cause, which notice shall be sent by registered mail to the General Partner not less
than 90 days prior to the effective date of such termination and dissolution; (ii) the withdrawal, insolvency,
bankruptcy, dissolution or liquidation of the General
Partner (unless a new general partner is elected by a vote
of the Limited Partners owning more than 50% of the Units
then outstanding, and such new general partner shall have
elected to continue the business of the Partnership, which
any new general partner shall have the right to do); (iii)
the occurrence of any event which shall make it unlawful for the existence of the Partnership to be continued; or (iv) a determination by the General Partner upon 60 days' notice to the Limited Partners to terminate the Partnership.  A
?Majority of Units? shall mean the Limited Partners,
excluding any Affiliates (as defined in Section 13(c)) of
the General Partner, that at the time in question have Net
Asset Value in their capital accounts aggregating in excess
of 50% of all Net Asset Value of the Limited Partners,
excluding any Affiliates of the General Partner.
	(b)	Dissolution.  Upon the occurrence of an event
causing the termination of the Partnership, the Partnership
shall terminate and be dissolved. Dissolution, payment of creditors, and distribution of the Partnership's Net Asset
Value (as defined in Section 6(d)(1)) shall be effected as
soon as practicable in accordance with the Act, except that
the General Partner and each Limited Partner (and any assignee) shall share in the assets of the Partnership pro rata in accordance with such Partner's respective capital account, less any amount owing by such Partner (or assignee)
to the Partnership. The General Partner shall, at its
option, be entitled to supervise the liquidation of the Partnership. Nothing contained in this Agreement shall impair, restrict, or limit the rights and powers of the
Partners under the laws of the State of Delaware and any
other jurisdiction in which the Partnership shall be
conducting business to reform and reconstitute themselves as a limited partnership following dissolution of the
Partnership, either under provisions identical to those set
forth herein or any others that they deem appropriate.
      (c)	Fiscal Year.  The fiscal year of the Partnership
shall begin on January 1st of each year and end on December
31st of such year (each a ?Fiscal Year?). The Fiscal Year in which the Partnership shall terminate shall begin on January 1 and end on the date of termination of the Partnership.


5.	Capital Contributions and Offering of Units of Limited
Partnership Interest
      The General Partner is herewith contributing $1,000 to the Partnership for which it is receiving one Unit of General Partnership Interest (a "Unit of General Partnership Interest"). On or about the commencement of trading by the Partnership or any Trading Company or at such other time determined by the General Partner in its sole discretion, the General Partner shall contribute to the Partnership such additional amount in cash as determined by it in its sole discretion and in accordance with the terms of the Confidential Private Placement Memorandum and Disclosure Document of the Partnership, as amended and supplemented from time to time, (the "Memorandum"). Such additional contribution by the General Partner shall be evidenced by additional Units of General Partnership Interest on the books and records of the Partnership. The General Partner, without notice to or consent of the Limited Partners, may withdraw any portion of its Units of General Partnership Interest. Interests in the Partnership, other than the Units of General Partnership Interest of the General
Partner, shall be designated as Units of Limited Partnership Interest (collectively the "Units" or, individually, a "Unit"), which may be offered in one or more ?Classes? or Series (as defined below). In connection with the Partnership's offering of Units, the General Partner, on behalf of the Partnership, shall: (a) qualify Units for sale
       initially and on a continuing basis under the "Blue
Sky" and securities laws of such states of the United States or other jurisdictions as the General Partner shall deem advisable; (b) make such arrangements for the offering and sale of Units as it shall deem appropriate, provided that the net proceeds to the Partnership of any such sales shall in no event be less than the Net Asset Value per Unit (as defined in Section 6(d)(3)) at the time of the sale; and (c) take such action with respect to the matters described in clauses (a) and (b) as it shall deem advisable or necessary.
      The terms of the offering of the Units, the investor suitability requirements and the minimum investment for Partners shall be determined by the General Partner in its sole discretion. Unless otherwise determined by the General Partner, Units of each Class initially will be offered at $1,000 per Unit, and thereafter will be offered on a continuous basis as of the first day of each month, or on any other day as determined in the sole discretion of the General Partner, at the final Net Asset Value per Unit (as defined in Section 6(d)(3)) as of the last day of the immediately preceding month (or as such other time as determined in the sole discretion of the General Partner).
No subscriber for Units shall become a Limited Partner until his subscription has been accepted by the Partnership and such Limited Partner has been identified as a Limited
Partner on the books and records of the Partnership. Any subscription for Units may be accepted or rejected in whole or in part by the General Partner in its sole discretion. No certificate evidencing Units shall be issued to any Limited Partner (although Limited Partners will receive confirmations of purchase from the General Partner in its customary form). The General Partner may, without the consent of the Limited Partners, offer Units in additional Classes and Series as it may determine in its sole discretion from time to time. The terms of each Class or Series of Units may vary in the General Partner?s sole discretion; including, but not limited to, differences in the fees and expenses charged to each Class or Series of Units. The aggregate of all capital contributions to the Partnership shall be available to the Partnership to carry on its business and no interest shall be paid by the Partnership on any such contribution.
      The General Partner is authorized, without the consent of the other Limited Partners, to permit any existing
Limited Partner to make an additional capital contribution upon such terms and conditions as the General Partner, in its sole discretion shall determine. The terms and conditions which any existing Limited Partner may increase its capital contribution shall be subject to all the provisions of this Agreement and the Memorandum. Except as expressly provided for herein or in the Memorandum, no
       Partner shall be required to make any additional
contributions to the capital of the Partnership.

6.	Allocation of Profits and Losses; Accounting; Other
Matters
      (a)	Capital Accounts.  A capital account shall be
established for each Partner. The initial balance of each
Partner's capital account shall be the amount of a Partner's initial capital contribution to the Partnership.
      (b)	Monthly Allocations.  As of the close of business
on the last day of each month or at such other time as
otherwise determined by the General Partner (a
"Determination Date") during each Fiscal Year of the
Partnership, the following determinations and allocations
shall be made:
		(1)	The Net Asset Value of the Partnership, the
Net Asset Value of each Class, and the Net Asset Value per
Unit (each as defined in Section 6(d)) shall be determined.
		(2)	Any increase or decrease in Net Asset Value
over those of the immediately preceding Determination Date
(or, in the case of the first Determination Date, the first
closing on the sale of Units), shall then be credited or
charged to the capital account of each Partner in the ratio
that the balance of each account bears to the balance of all accounts.
		(3)	The amount of any distribution to a Partner,
any amount paid to a Partner on redemption of Units, and any amount paid to the General Partner upon withdrawal of its
interest in the Partnership shall be charged to that
Partner's capital account.
	(c)	Allocation of Profit and Loss for Federal Income
Tax Purposes.  The Partnership's realized profit or loss
(including the Partnership's pro rata share of any Trading
Company items) shall be allocated among the Partners
pursuant to the following subparagraphs for federal income
tax purposes.  Except to the extent otherwise provided
below, such allocations of profit and loss will be pro rata
from net capital gain or loss and net ordinary income or
loss realized by the Partnership. For United States federal
income tax purposes, a distinction will be made between net
short-term gain or loss and net long-term gain or loss.
		(1)	Items of ordinary income and expense shall be
allocated pro rata among the Partners based on their
respective capital accounts as of the end of each month in
which the items of ordinary income or expense accrued.
		(2)	Net realized capital gain or loss shall be
allocated as follows:
			(aa)	For the purpose of allocating the
Partnership's net realized capital gain or loss among the
Partners, there shall be established an allocation account
with respect to each outstanding Unit. The initial balance
of each allocation account shall be the amount paid to the
Partnership for the Unit. Allocation accounts shall be
adjusted as of the end of each Fiscal Year and as of the
date a Partner completely redeems his Units as follows:
			(i)	Each allocation account shall be
increased by the amount of income allocated to the holder of the Unit pursuant to subparagraph (c)(1) above and
subparagraph (c)(2)(cc) below.
			(ii)	Each allocation account shall be
decreased by the amount of expense or loss allocated to the
holder of the Unit pursuant to subparagraph (c)(1) above and subparagraph (c)(2)(ee) below and by the amount of any distribution the holder of the Unit has received with
respect to the Unit (other than on redemption of the Unit).
			(iii)	When a Unit is redeemed, (y) net
realized capital gain shall first be allocated to each
Partner who has redeemed all his Units up to the excess, if
any, of the amount received upon redemption of his Units
over the allocation account attributable to such Units and
net realized capital loss shall first be allocated to each
Partner who has redeemed all his Units up to the excess, if
any, of the allocation account attributable to such Units
over the amount received upon redemption of his Units in
proportion to each such Partner's excess and (z) the
allocation account with respect to such Unit shall be
eliminated.
			(bb)	After allocations, if any, pursuant to
subparagraph (c)(2)(aa)(iii), net realized capital gain
shall be allocated first to each Partner who has partially
redeemed his Units during the Fiscal Year up to the excess,
if any, of the amount received upon redemption of the Units
over the allocation account attributable to the redeemed
Units in proportion to each such Partner's excess.
			(cc)	Net realized capital gain remaining
after the allocation thereof pursuant to subparagraph
(c)(2)(bb) above shall be allocated next among all Partners
whose capital accounts are in excess of their Units'
allocation accounts (after the adjustments in subparagraph
       (c)(2)(bb) above) in the ratio that each such
Partner's excess bears to all such Partners' excesses. In
the event that gain to be allocated pursuant to this
subparagraph (c)(2)(cc) is greater than the excess of all
such Partners' capital accounts over all such allocation
accounts, the excess will be allocated among all Partners in the ratio that each Partner's capital account bears to all
Partners' capital accounts.
			(dd)	After allocations, if any, pursuant to
subparagraph (c)(2)(aa)(iii), net realized capital loss
shall be allocated first to each Partner who has partially
redeemed his Units during the Fiscal Year up to the excess,
if any, of the allocation account attributable to the
redeemed Units over the amount received upon redemption of
the Units in proportion to each such Partner's excess.
			(ee)	Net realized capital loss remaining
after the allocation thereof pursuant to subparagraph
(c)(2)(dd) above shall be allocated next among all Partners
whose Units' allocation accounts are in excess of their
capital accounts (after the adjustments in subparagraph
(c)(2)(dd) above) in the ratio that each such Partner's
excess bears to all such Partners' excesses. In the event
that loss to be allocated pursuant to this subparagraph
(c)(2)(ee) is greater than the excess of all such allocation accounts over all such Partners' capital accounts, the
excess loss will be allocated among all Partners in the
ratio that each Partner's capital account bears to all
Partners' capital accounts.
		(3)	The tax allocations prescribed by this
Section 6(c) shall be made to each holder of a Unit whether
or not the holder is a Substituted Limited Partner (as
defined below). In the event that a Unit has been
transferred, sold, pledged or assigned pursuant to Section
9(a), the allocations prescribed by this Section 6(c) shall
be made with respect to such Unit without regard to the
transfer, sale, pledge or assignment, except that in the
year of transfer, sale, pledge or assignment the allocations prescribed by this Section 6(c) shall be divided between the transferor, purchaser, pledgor or assignor and the assignee based on the number of months each held the assigned Unit.
For purposes of this Section 6(c), tax allocations shall be
made to the General Partner's General Partnership Interest
on a Unit equivalent basis.
		(4)	The allocation of profit and loss for federal
income tax purposes set forth herein is intended to allocate taxable profits and loss among Partners generally in the
ratio and to the extent that increases or decreases in Net
Asset Value are allocated to such Partners under Section
6(b) hereof so as to eliminate, to the extent possible, any
       disparity between a Partner's capital account and his allocation account with respect to each Unit then
outstanding, consistent with the principles set forth in
Section 704(b) and Section 704(c) of the Internal Revenue
Code of 1986, as amended (the "Code").
		(5)	For purposes of this Section 6(c), "capital
gain" or "capital loss" shall mean gain or loss
characterized as gain or loss from the sale or exchange of a capital asset by the Code, including, but not limited to,
gain or loss required to be taken into account pursuant to
Sections 988 and 1256 thereof.
		(6)	The allocations of increases and decreases in
Net Asset Value and of profit and loss for federal income
tax purposes to the Partners in respect of the Units shall
not exceed the allocations permitted under Subchapter K of
the Code, as determined by the General Partner, whose
determination shall be binding. For purposes of this Section
6(c), unless specified to the contrary, Units redeemed as of the beginning of any month shall be considered outstanding
as of the beginning of such month.
		(7)	The General Partner may adjust the
allocations set forth in Section 6(c), in the General
Partner's discretion, if the General Partner believes that doing so will achieve more equitable allocations or allocations more consistent with the Code.

	(d)	Definitions; Accounting.
		(1)	Net Asset Value.  The Partnership's "Net
Asset Value" shall mean the total assets of the Partnership (including, but not limited to, its investment in the
Trading Companies, all cash and cash equivalents, accrued
interest and amortization of original issue discount, and
the market value of all open futures interest contract
positions and other assets of the Partnership) less all
liabilities of the Partnership (including, but not limited
to, its pro rata share of Trading Company liabilities,
including brokerage commissions that would be payable upon
the closing of open futures interest contract positions,
management fees, incentive fees, selling commissions,
administrative fees, other fees, and extraordinary expenses, as described herein and in the Memorandum) determined in
accordance with United States generally accepted accounting principles consistently applied under the accrual basis of accounting (?GAAP?) (except as otherwise described in the Memorandum). Net Asset Value may be determined on a per
Class basis as determined by the General Partner.
Appropriate reserves may be created, accrued, and charged
       against Net Asset Value by the General Partner for
contingent liabilities, in if any, as of the date any such
contingent liability becomes known to the General Partner.
		(2)	Net Asset Value of a Class.  The ?Net Asset
Value of a Class? shall mean the Net Asset Value allocated
to capital accounts represented by Units of Limited
Partnerships Interests divided by the aggregate number of
Units of such Class.
		(3)	Net Asset Value per Unit.  The "Net Asset
Value per Unit" shall mean the Net Asset Value allocated to
capital accounts represented by Units of Limited Partnership
Interest of a Class divided by the aggregate number of Units of Limited Partnership Interest of such Class.
	(e)	Expenses and Limitations Thereof. The Partnership
shall pay the General Partner a monthly administration fee
equal to 1/12th of 1.0% (a 1.0% annual rate) of the Net
Asset Value of each Class at the beginning of each month
(the ?General Partner?s Fee?).  Except as expressly provided for herein, the General Partner may modify or waive in whole or in part the General Partner?s Fee for any Class of Units.
The Partnership will also be obligated to pay any
extraordinary expenses (determined in accordance with GAAP)
it may incur.  After the initial closing and after each
subsequent closing, substantially all of the Partnership's
assets will be delivered to Morgan Stanley & Co.
Incorporated ("MS & Co."), invested in the Trading Companies and/or deposited in separate commodity trading accounts at
MS & Co. and/or its affiliates. MS & Co. and/or its
affiliates may hold Partnership assets in non-interest
bearing accounts (from which MS & Co. and its affiliates may derive compensating balance benefits, subject to the limits
described herein) or, in the alternative, may invest
Partnership assets in securities approved by the CFTC for
investment of customer funds. In either case the Partnership will receive the interest accrued as set forth in the
Memorandum.
	(f)	Limited Liability of Limited Partners. Each Unit,
when purchased by a Limited Partner in accordance with the
terms of this Agreement, shall be fully paid and
nonassessable. No Limited Partner shall be liable for the Partnership's obligations in excess of such Partner's unredeemed capital contribution, undistributed profits, if
any, and any distributions and amounts received upon
redemption of Units, together with interest thereon. The
Partnership shall not make a claim against a Limited Partner with respect to such amounts distributed to such Partner or
amounts received by such Partner upon redemption of Units
unless the Net Asset Value of the Partnership (which shall
not include any right of contribution from the General
       Partner except to the extent previously made by it
pursuant to this Agreement) shall be insufficient to
discharge the liabilities of the Partnership which shall
have arisen prior to the payment of such amount.
	(g)	Return of Limited Partner's Capital Contribution.
Except to the extent that a Limited Partner shall have the
right to withdraw capital through redemption of Units in
accordance with the terms of Section 9(b) hereof, no Limited
Partner shall have any right to demand the return of his
capital contribution, or any profits added thereto, except
upon termination and dissolution of the Partnership. In no
event shall a Limited Partner be entitled to demand or
receive from the Partnership property other than cash.
	(h)	Distributions. The General Partner shall have sole
discretion in determining what distributions (other than on redemption of Units), if any, the Partnership will make to its Partners. If made, all distributions shall be pro rata
in accordance with the respective capital accounts of the
Partners and may be made by credit to a Limited Partner's
account with MS & Co., or an affiliate thereof.  The General
Partner may, but shall not have any obligation to,
distribute assets in-kind at any time or for any reason.
	(i)	Separate Series.  The General Partner may
establish any number of designated series of Units (each a
?Series?) having separate rights, powers or duties with
respect to specified property or obligations of the
Partnership or profits and losses associated with specified
property or obligations, and any such Series may have a
separate business purpose or investment objective. The
Partnership shall maintain separate and distinct records for any such Series and the assets associated with such Series
shall be held directly or indirectly, including through a
nominee or otherwise) and accounted for separately from the
assets of any other Series.  The debts, liabilities and
obligations and expenses incurred, contracted for or
otherwise existing with respect to a particular Series shall be enforceable against the assets of such Series only, and
not against the assets of the Partnership generally or any
other Series, and none of the debts liabilities, obligations and expenses incurred, contracted for or otherwise existing
with respect to the Partnership generally or any other
Series shall be enforceable against the assets of such
Series.
7.	Management Policies
	(a)	Management of the Partnership.  Except as may be
otherwise specifically provided herein, the General Partner, to the exclusion of all Limited Partners, shall conduct and
manage the business of the Partnership. No Limited Partner
       shall have the power to represent, act for, sign for, or bind the General Partner or the Partnership. Except as
provided herein, no Partner shall be entitled to any salary, draw, or other compensation from the Partnership. Each
Limited Partner hereby undertakes to furnish to the General
Partner such additional information as may be reasonably
determined by the General Partner to be required or
appropriate for the Partnership, including, but not limited
to, opening and maintaining an account or accounts with
commodity brokerage firms for the purpose of trading in
futures interest contracts.  No person dealing with the
General Partner shall be required to determine its authority to make any undertaking on behalf of the Partnership or to
determine any fact or circumstances bearing upon the
existence of its authority.
	(b)	Miscellaneous.  The General Partner may take such
actions as it deems necessary or desirable to manage the
business of the Partnership, including, but not limited to:
		(1)	Opening bank accounts, investment and trading
accounts and paying or authorizing the payment of
distributions to the Partners and the expenses of the
Partnership, such as management and incentive fees, and
brokerage commissions and fees.
		(2)	The General Partner may subdivide or combine
Units in its discretion; provided that no such subdivision
or combination shall affect the Net Asset Value per Unit of
any Limited Partner's interest in the Partnership.
		(3)	The General Partner shall prepare or cause to
be prepared and shall file on or before the due date (or any extension thereof) any federal, state, or local tax returns which shall be required to be filed by the Partnership. The
General Partner shall cause the Partnership to pay any taxes payable by the Partnership; provided, however, that the
General Partner shall not be required to cause the
Partnership to pay any tax so long as the General Partner or the Partnership shall be in good faith and by appropriate
legal proceedings contesting the validity, applicability, or amount thereof and such contest shall not materially
endanger any right or interest of the Partnership.
		(4)	The General Partner shall be authorized to
perform all duties imposed by Sections 6221 through 6233 of
the Code on the General Partner as "tax matters partner" of
the Partnership, including, but not limited to, the
following: (a) the power to conduct all audits and other administrative proceedings with respect to Partnership tax items; (b) the power to extend the statute of limitations
for all Limited Partners with respect to Partnership tax
items; (c) the power to file a petition with an appropriate
       federal court for review of a final Partnership
administrative adjustment; and (d) the power to enter into a settlement with the Internal Revenue Service on behalf of, and binding upon, those Limited Partners having less than 1%
of the outstanding Units in the Partnership, unless a
Limited Partner shall have notified the Internal Revenue
Service and the General Partner that the General Partner may not act on such Partner's behalf.
		(5)	If the Partnership is required to withhold
United States taxes on income with respect to Units held by
Limited Partners, the General Partner may pay such tax out
of its own funds and then be reimbursed out of the proceeds
of any distribution or redemption with respect to such
Units.
		(6)	The General Partner shall keep at the
principal office of the Partnership such books and records
relating to the business of the Partnership as it deems
necessary or advisable or as are required by the Commodity
Exchange Act, as amended (the "CEAct"), and the rules and
regulations thereunder.
		(7)	To the extent required by CFTC regulations,
such books and records shall be available to Limited
Partners or their authorized attorneys or agents for
inspection and copying during normal business hours of the Partnership and, upon 10 days? written notice, copies shall be sent to any Limited Partner upon payment by him of
reasonable reproduction and distribution costs. Any
subscription agreement or power of attorney executed by a
Limited Partner in connection with his purchase of Units, as applicable, shall be retained by the General Partner for not less than the period prescribed by applicable law.
		(8)	The General Partner shall devote such time
and resources to the Partnership's business and affairs as
it shall, in its sole discretion, deem necessary or
advisable to effectively manage the Partnership. The General
Partner may engage in other business activities and shall
not be required to refrain from any other activity or
disgorge any profits from any such activity, whether as
general partner of additional partnerships formed for
investment in futures interests or otherwise. The General
Partner may engage and compensate, on behalf of the
Partnership, such persons, firms, or corporations, including any affiliated person or entity, as the General Partner in
its sole judgment shall deem advisable for the conduct and
operation of the business of the Partnership; provided,
however, that, except as described herein and in the
Memorandum, the General Partner shall not engage any person, firm, or corporation which is an affiliate of the General
Partner to perform services for the Partnership without
       having made a good faith determination that (i) the
affiliate which it proposes to engage to perform such
services is qualified to do so (considering the prior
experience of the affiliate or the individuals employed
thereby) and (ii) the terms and conditions of the agreement
pursuant to which such affiliate is to perform services for
the Partnership are no less favorable to the Partnership
than could be obtained from equally qualified unaffiliated
third parties, or are otherwise determined by the General
Partner to be fair and reasonable to the Partnership and the
Limited Partners.
		(9)	The General Partner may enter into agreements
and contracts with third parties, terminate such agreements
and institute, defend and settle litigation arising
therefrom and give receipts, releases and discharges with
respect to all of the foregoing any matters incidental
thereto.
		(10)	Except as otherwise provided for herein, the
General Partner may pay any and all reasonable fees and to
make any and all reasonable expenditures to an affiliated
entity which it, in its discretion, deems necessary or
appropriate in connection with the administration of the
Partnership.
		(11)	The General Partner may engage consultants,
experts, professionals, accountants, administrator, auditors, attorneys, brokers, engineers, custodians, escrow agents, and any other third parties deemed necessary by the General Partner, and terminate such engagement.


8.	Audits; Reports to Limited Partners
	(a)	Reports. The Partnership's books shall be audited
annually by an independent public accountant selected by the
General Partner in its sole discretion. The Partnership
shall use its best efforts to cause each Partner to receive:
(a) within 90 days after the close of each Fiscal Year an
annual report containing audited financial statements
(including a statement of income and a statement of
financial condition) of the Partnership for the Fiscal Year
then ended, prepared in accordance with GAAP and accompanied by a report of the certified public accounting firm which
audited such statements, and such other information as the
CFTC and the National Futures Association ("NFA") may from
time to time require (such annual reports will provide a
detailed statement of any transactions with the General
Partner or its affiliates and of fees, commissions and any
       compensation paid or accrued to the General Partner
or its affiliates for the Fiscal Year completed, showing the amount paid or accrued to each recipient and the services
performed); (b) within 75 days after the close of each
Fiscal Year (but in no event later than March 15 of each
year) such tax information relating to the Partnership as is necessary for such Partner to complete his federal income tax return; (c) within 30 days after the close of each
calendar month, such financial and other information with
respect to the Partnership as the CFTC and NFA from time to
time shall require in monthly reports; and (d) at such times as shall be necessary or advisable in the General Partner's
sole discretion, such other information as the CFTC and NFA
from time to time shall require under the CEAct to be given
to participants in commodity pools.
	(b)	Change in Fees.  No increase in any of the fees
payable by the Partnership and described in the Memorandum
may take effect until the first Business Day (defined below) following a Redemption Date (as defined in Section 9(b)), provided that: (i) notice of such increase is provided to
each Limited Partner at least 5 Business Days prior to the
last date on which a "Request for Redemption" (as defined in
Section 9(b)) must be received by the General Partner with
respect to the applicable Redemption Date; and (ii) such
notice shall describe the rights of Limited Partners, as set forth in Section 9(b).  For the purposes of this Agreement,
a ?Business Day? shall mean each day in which the New York
Stock Exchange is open for business.
9.	Transfer and Redemption of Units
	(a)	Transfer, Sale, Pledge and Assignment. A Limited
Partner may transfer, sell, pledge or assign his Units only
as provided in this Agreement. No such transferee,
purchaser, pledgee or assignee shall become a substituted
Limited Partner (each a ?Substituted Limited Partner) unless the General Partner first consents to such transfer, sale,
pledge or assignment in writing, which consent may be
withheld in its sole discretion. The Partnership need not
recognize any transfer, sale, pledge or assignment until it
has received at least 30 days' prior written notice thereof
from the Limited Partner, which notice shall set forth the
address and social security or taxpayer identification
number of the transferee or assignee and the number of Units to be transferred or assigned, and which notice shall be
signed by the Limited Partner (and his signature is
guaranteed by a commercial bank with a correspondent in New
York, New York or by a member of a registered national
securities exchange) and executed by the purchaser,
assignee, transferee, purchaser or pledgee. Any transfer or assignment of Units permitted by this Agreement will be effective as of the first day of the month following the
       requisite notice period (unless such notice period is waived by the General Partner in its sole discretion).
Subject to the General Partner?s sole discretion, no
transfer, pledge, sale or assignment of Units will be
effective or recognized by the Partnership if the
transferee, pledgee, purchaser or assignee, or the
transferor, pledgor, seller or assignor (if fewer than all
Units held by the transferor, pledgor, seller or assignor
are being pledged, sold, transferred or assigned) would, by
reason of such transfer, pledge, sale or assignment, acquire
Units which do not meet the minimum initial subscription requirements, as described in the Memorandum; provided, however, that the foregoing restriction shall not apply to
transfers, sales, pledges or assignment of Units (i) by the
way of gift or inheritance, (ii) to any members of the
Limited Partner's family, (iii) resulting from divorce,
annulment, separation or similar proceedings, or (iv) to any person who would be deemed an "affiliate" of the Limited
Partner as defined in the first sentence of Section 13(c)
(including the addition of new clause (v) as follows: "(v)
if such person is an officer, director or partner, any
partnership, corporation, association, or other legal entity for which such person acts in any such capacity"). No
transfer, pledge, sale or assignment shall be permitted
unless the General Partner is satisfied that (i) such
transfer, sale, pledge or assignment will not be in
violation of the Act or applicable federal, state, or
foreign securities laws, and (ii) notwithstanding such
transfer, sale, pledge or assignment, the Partnership shall
continue to be classified as a partnership rather than as an association taxable as a corporation under the Code. No transfer, sale, pledge or assignment of Units shall be
effective or recognized by the Partnership if such transfer, sale, pledge or assignment would result in the termination
of the Partnership for federal income tax purposes, and any
attempted transfer, sale, pledge or assignment in violation
hereof shall be ineffective to transfer, sale, pledge or
assign any such Units. Any transferee, pledge, purchaser or
assignee of Units who has not been admitted to the
Partnership as a Substituted Limited Partner shall not have
any of the rights of a Limited Partner, except that such
person shall receive that share of capital and profits and
shall have that right of redemption to which his transferor, seller, pledgor or assignor would otherwise have been
entitled and shall remain subject to the other terms of this Agreement binding upon Limited Partners. No Limited Partner shall have any right to approve of any person becoming a
Substituted Limited Partner. The Limited Partner shall bear
all costs (including any attorneys' and accountants' fees)
related to such transfer, sale, pledge or assignment of his
Units.
	In the event that the General Partner consents to the admission of a Substituted Limited Partner pursuant to this
       Section 9(a), the General Partner is hereby
authorized to take such actions as may be necessary to
reflect such substitution of a Limited Partner. Each
Substituted Limited Partner shall execute and acknowledge
such instruments (including a subscription agreement), in
form and substance satisfactory to the General Partner, as
the General Partner deems necessary or desirable to
effectuate such admission and to confirm the agreement of
the Substituted Limited Partner to be bound by all terms and provisions of this Agreement. Further, each Substituted
Limited Partner agrees upon the request of the General
Partner, to execute such certificates or other documents and perform such acts as the General Partner deems appropriate
to preserve the limited liability status of the Partnership
after the completion of any assignment, transfer, sale or
pledge of a Unit(s).
	Each Limited Partner requesting a sale, transfer,
assignment or pledge of his Unit(s) agrees to pay all
reasonable expenses, including attorney?s fees, incurred by
the Partnership in connection with such sale, transfer,
assignment or pledge. Each Substituted Limited Partner, as a condition of admission, hereby indemnifies the Partnership and each other Partner against any loss, damage, cost or
expense (including without limitation, tax liabilities or
loss of tax benefits) arising directly or indirectly as a
result of his/its admission as a Substituted Limited
Partner.
	(b)	Redemption.  Except as set forth below and in
accordance with the terms hereof, a Limited Partner (or any Substituted Limited Partner) may withdraw all or part of his unredeemed capital contribution and undistributed profits, if any, by requiring the Partnership to redeem all or part
of his Units at the Net Asset Value per Unit thereof,
reduced as hereinafter described (any such withdrawal being
herein referred to as a "Redemption"). A Limited Partner
shall maintain the minimum investment in the Partnership as
shall be determined by the General Partner in its sole
discretion.  Redemption of all or some of a Limited
Partner's Units shall be effective as of the last Business
Day of the month subsequent to the timely receipt by the
General Partner of a Request for Redemption, in proper form
(unless any or all of such requirements are waived in the
sole discretion of the General Partner) (each a "Redemption
Date"); provided that all liabilities, contingent or
otherwise, of the Partnership (except any liability to
Partners on account of their capital contributions) shall
have been paid, or there shall remain property of the
Partnership sufficient to pay them. As used herein, "Request for Redemption" shall mean a letter in the form specified by
the General Partner.   The General Partner may consent to
Redemptions by a Limited Partner in any amount at any time.
	       Upon Redemption, a Limited Partner (or a
Substituted Limited Partner) shall receive from the
Partnership for each Unit redeemed an amount equal to the
Net Asset Value per Unit thereof (as defined in Section
6(d)(3)) as of the Redemption Date, prior to the beginning
of trading on such day and prior to the accrual of any
management fees, incentive fees, brokerage commissions, administrative fees, and interest, and less any amount owing by such Partner (and his assignee, if any) to the
Partnership pursuant to Section 13(d). If a Redemption is
requested by an assignee, all amounts owed to the
Partnership under Section 13(d) by the Partner to whom such
Unit was sold, as well as all amounts owed by all assignees
of such Unit, shall be deducted from the Net Asset Value per
Unit upon Redemption. The General Partner shall endeavor to
pay Redemptions within 10 Business Days after the Redemption
Date; provided, however, if the General Partner believes
that extraordinary circumstances exist, including, but not
limited to, the Partnership?s inability to liquidate any
positions as of a Redemption Date, or a default or delay in
payments due to the Partnership by one or more of the
Trading Companies, or other significant administrative or
other hardships exist (collectively, ?Hardships?), the
Partnership may in turn delay payment to Partners requesting Redemption of the proportionate part of the value of redeemed Units represented by the illiquid sum or sums which are the subject of such Hardships, in which even payment for Redemptions will be made to Limited Partners as soon as practicable following the resolution of such Hardships.
Redemptions will be made by credit to the Limited Partner's
customer account with MS & Co., or an affiliate thereof, or
by check mailed to the Limited Partner if the Limited
Partner has no such account. The General Partner may, in its absolute discretion, waive any restrictions or charges
applicable to Redemptions.
	The General Partner may suspend Redemptions of any or
all Classes or Series of Units by the Limited Partners in
any Fiscal Year in which the General Partner determines that
(i) such suspension is necessary in order to assure that the Partnership will not be treated as ?publicly traded? under
Internal Revenue Code of 1986, as amended, ?7704, and (ii)
treatment as ?publicly traded? would be adverse to the
Limited Partners. The General Partner?s good faith
determinations pursuant to the preceding sentence shall be
final and conclusive as to all Partners. In addition the
General Partner may suspend Redemptions of any or all
Classes or Series of Units for the whole or part of any
Fiscal Year if the General Partner determines that (i) the
effect of Redemptions, including Redemptions for which
Redemption Requests have been received, would materially
impair the Partnership?s ability to operate in pursuit of
its objectives, or (ii) the remaining Limited Partners would
       be unfairly and materially disadvantaged, or (iii) as otherwise described in the Memorandum.
	The General Partner may, at any time, require any
Limited Partner to redeem all or a portion of such Limited
Partner's Units by giving not less than 5 days' written
notice to the Limited Partner or without notice in the case
of certain events under the Employee Retirement Income
Security Act of 1974, as amended ("ERISA").
	(c)	Exchange Privilege.  A Limited Partner (or any
assignee thereof) may redeem his Units effective as of a
Redemption Date (subject to the terms and restrictions
described herein and in the Memorandum) and authorize the
General Partner to use some or all the net proceeds of such Redemption to purchase Units of limited partnership interest of another Managed Futures Series Partnership (as defined in the Memorandum).  The General Partner, on behalf of the
Partnership and each Partner, is authorized to execute,
file, record, and publish such amendments to this Agreement
and such other documents of the Partnership as shall be
necessary to reflect any Partnership Exchange pursuant to
this Section 9(c).
10.	 Special Power of Attorney
      Each Limited Partner, by the execution of this
Agreement, does irrevocably constitute and appoint the
General Partner, with full power of substitution, as his
true and lawful attorney-in-fact, in his name, place, and
stead (a) to execute, acknowledge, swear to, deliver, file,
and record on his behalf in the appropriate public offices
and publish: (i) this Agreement and the Certificate of
Limited Partnership and amendments thereto; (ii) all
instruments that the General Partner deems necessary or
appropriate to reflect any amendment, change, or
modification of this Agreement or the Certificate of Limited Partnership made in accordance with terms of this Agreement;
(iii) certificates of assumed name; and (iv) all instruments that the General Partner deems necessary or appropriate to
qualify the Partnership to do business as a foreign limited partnership in other jurisdictions, and (b) to admit additional Limited Partners and, to the extent that it is
necessary under the laws of any jurisdiction, to execute,
deliver, and file amended certificates or agreements of
limited partnership or other instruments to reflect such
admission. The Power of Attorney granted herein shall be
irrevocable and deemed to be a power coupled with an
interest and shall survive the incapacity, death,
dissolution, liquidation, or termination of a Limited
Partner. Each Limited Partner hereby agrees to be bound by
any representation made by the General Partner and by any
successor thereto acting in good faith pursuant to such
       Power of Attorney. In the event of any conflict
between this Agreement and any instrument filed by an attorney-in-fact pursuant to the Power of Attorney granted in this Section 10, this Agreement shall control.
11.	Withdrawal of Partners
      The Partnership shall terminate and be dissolved upon
the withdrawal, insolvency, bankruptcy, dissolution or
liquidation of the General Partner (unless a new general
partner is elected by a vote of the Limited Partners owning
more than 50% of the Units then outstanding, and such new
general partner shall have elected to continue the business
of the Partnership, which any new general partner shall have the right to do). The General Partner shall not withdraw or
assign all of its interests at any time without giving the
Limited Partners 120 days' prior written notice of its
intention to withdraw or assign, and, if the Limited
Partners thereupon elect a new general partner or partners
which elect to continue the business of the Partnership, the withdrawing General Partner shall pay all reasonable expenses incurred by the Partnership in connection with such withdrawal. The General Partner shall be paid the Net Asset
Value per Unit of its General Partnership Units in the
Partnership as of the date of such withdrawal.
      The death, incompetency, withdrawal, insolvency,
bankruptcy, termination, liquidation, or dissolution of a
Limited Partner shall not terminate or dissolve the
Partnership, and such Limited Partner, his estate,
custodian, or personal representative shall have no right to withdraw such Limited Partner's interest in the Partnership
except as provided in Section 9. Each Limited Partner (and
any assignee of such Partner's interest) expressly agrees
that in the event of his death, he waives on behalf of
himself and his estate (and he directs the legal
representative of his estate and any person interested
therein to waive) the furnishing of any inventory,
accounting, or appraisal of the assets of the Partnership
and any right to an audit or examination of the books of the
Partnership.
12.	No Personal Liability for Return of Capital
	Subject to Section 13, neither the General Partner nor
any "affiliate" (as defined in Section 13(c)) shall be
personally liable for the return or repayment of all or any
portion of the capital or profits of any Partner (or
assignee), it being expressly agreed that any such return of capital or profits made pursuant to this Agreement shall be
made solely from the assets (which shall not include any
right of contribution from the General Partner) of the
Partnership.
       13.	Standard of Liability; Indemnification
	(a)	Standard of Liability. Neither the General
Partner, nor its principals, shareholders, officers,
directors, employees, representatives, agents or affiliates
(as defined in Section 13(c)) shall be liable, responsible
or accountable in damages or otherwise to the Partnership or any of the Limited Partners, their respective successors,
assignees or transferees or to their third parties for any
act or omission performed or omitted by them on behalf of
the Partnership and in a manner reasonably believed by them
to be within the scope of the authority granted to them by
this Agreement except when such action or failure to act
constitutes gross negligence, willful misconduct, bad faith
or reckless disregard. Moreover, neither the General
Partner, nor its officers, directors, employees,
shareholders, principals or affiliates, shall have any
liability to the Partnership for any losses suffered by it
due to the action or inaction of any agent retained by the Partnership, whether through negligence, dishonesty or otherwise, provided that the agent was selected with
reasonable care. The General Partner may consult with
counsel and accountants in respect of the Partnership?s
affairs and be fully protected and justified in any action
or inaction which is taken in good faith and in accordance
with the information, reports, statements, advice or opinion provided by such persons, provided that they were selected
with reasonable care and the matter consulted is reasonably
believed by the General Partner to be within such persons? professional or expert competence. Notwithstanding any of the foregoing to the contrary, the provisions of this
Section 13 shall not be construed so as to relieve (or
attempt to relieve) the General Partner of any liability to
the extent (but only to the extent) that such liability may
not be waived, modified or limited under applicable law, but shall be construed so as to effectuate the provisions of
this Section 13 to the fullest extent permitted by law.
      (b)	Indemnification by the Partnership.  The
Partnership shall indemnify, defend, and hold harmless the
General Partner, its principals, shareholders, officers,
directors, employees, representatives, agents or affiliates
(as defined in Section 13(c)) from and against any loss,
liability, damage, cost, or expense (including attorneys'
and accountants' fees and expenses incurred in defense of
any demands, claims, or lawsuits) actually and reasonably
incurred arising from any act or omission performed or
omitted by them on behalf of the Partnership, including,
without limitation, any demands, claims, or lawsuits
initiated by a Limited Partner (or assignee thereof);
provided that the act or omission performed or omitted that
was the basis of such loss, liability, damage, cost, or
expense was not the result of gross negligence, willful
       misconduct, bad faith or reckless disregard.
Furthermore, in any action or proceeding brought by a
Limited Partner in the right of the Partnership to which the
General Partner or any affiliate is a party defendant, any
such person shall be indemnified only to the extent and
subject to the conditions specified in the Act and this
Section 13(b). The Partnership shall make advances to the
General Partner or its affiliates hereunder only if: (1) the demand, claim, lawsuit, or legal action relates to the
performance of duties or services by such persons to the
Partnership; (2) such demand, claim, lawsuit, or legal
action is not initiated by a Limited Partner; and (3) such
advances are repaid, with interest at the legal rate under
Delaware law, if the person receiving such advance is
ultimately found not to be entitled to indemnification
hereunder.
      Nothing contained in this Section 13(b) shall increase
the liability of any Limited Partner to the Partnership
beyond the amount of his capital and profits, if any, in the Partnership, including amounts received on distributions and Redemptions, together with interest thereon. All rights to indemnification and payment of legal fees and expenses shall not be affected by the termination of the Partnership or the withdrawal, insolvency, or dissolution of the General
Partner.
      The Partnership shall not incur the cost of that
portion of liability insurance which insures the General
Partner and its affiliates for any liability as to which the
General Partner and its affiliates are prohibited from being indemnified.
      (c)	Affiliate. As used in this Agreement, the term
"affiliate" of a person shall mean: (i) any natural person, partnership, corporation, association, or other legal entity directly or indirectly owning, controlling, or holding with
power to vote 10% or more of the outstanding voting
securities of such person; (ii) any partnership,
corporation, association, or other legal entity 10% or more
of whose outstanding voting securities are directly or
indirectly owned, controlled, or held with power to vote by
such person; (iii) any natural person, partnership,
corporation, association, or other legal entity directly or indirectly controlling, controlled by, or under common control with such person; or (iv) any officer, director or
partner of such person. Notwithstanding the foregoing,
"affiliates" for purposes of this Section 13 shall include
only those persons performing services for the Partnership.
      (d)	Indemnification by Partners. In the event that the
Partnership is made a party to any claim, dispute, or
litigation or otherwise incurs any loss or expense as a
       result of, or in connection with, any Partner's (or
assignee's) obligations or liabilities unrelated to the
Partnership's business, such Partner (or assignees
cumulatively) shall indemnify, defend, hold harmless and
reimburse the Partnership for such loss, liability, damage,
cost and expense to which the Partnership shall become
subject (including attorneys' and accountants' fees and
expenses).
14.	Benefit Plan Investors
      (a)	Investment in Accordance with Law. Each Limited
Partner that is, or is investing assets on behalf of, an
"employee benefit plan," as defined in and subject to ERISA, or a "plan," as defined in and subject to Section 4975 of
the Code (each such employee benefit plan and plan, a
"Plan"), and each fiduciary thereof who has caused the Plan
to become a Limited Partner (a "Plan Fiduciary"), represents and warrants that: (a) the Plan Fiduciary has considered an investment in the Partnership for such Plan in light of the risks relating thereto; (b) the Plan Fiduciary has
determined that, in view of such considerations, the
investment in the Partnership for such Plan is consistent
with the Plan Fiduciary's responsibilities under ERISA; (c)
the investment in the Partnership by the Plan does not
violate and is not otherwise inconsistent with the terms of
any legal document constituting the Plan or any trust
agreement thereunder; (d) the Plan's investment in the
Partnership has been duly authorized and approved by all
necessary parties; (e) none of the General Partner, any
commodity trading advisor to the Partnership, MS & Co.,
Morgan Stanley & Co. International Limited, any employee of
MS & Co. who sells Units, any additional placement agent,
any person, firm or corporation engaged by the General
Partner to provide services to the Partnership, any of their respective affiliates or any of their respective agents or employees: (i) has investment discretion with respect to the investment of assets of the Plan used to purchase Units;
(ii) has authority or responsibility to or regularly gives
investment advice with respect to the assets of the Plan
used to purchase Units for a fee and pursuant to an
agreement or understanding that such advice will serve as a
primary basis for investment decisions with respect to the
Plan and that such advice will be based on the particular
investment needs of the Plan; or (iii) is an employer
maintaining or contributing to the Plan; and (f) the Plan
Fiduciary (i) is authorized to make, and is responsible for, the decision for the Plan to invest in the Partnership,
including the determination that such investment is
consistent with the requirement imposed by Section 404 of
ERISA that Plan investments be diversified so as to minimize the risks of large losses; (ii) is independent of the
General Partner, each commodity trading advisor to the
       Partnership, MS & Co., Morgan Stanley & Co.
International Limited, any employee of MS & Co. who sells
Units, any additional placement agent, any person, firm or corporation engaged by the General Partner to provide services to the Partnership, each selling agent and each of
their respective affiliates; and (iii) is qualified to make
such investment decision.
      (b)	Disclosures and Restrictions Regarding Benefit
Plan Investors. Each Limited Partner that is a "benefit plan investor" (defined as any Plan, any other employee benefit plan or plan as defined in but not subject to either ERISA
or Section 4975 of the Code and any entity deemed for any
purpose of ERISA or Section 4975 of the Code to hold assets
of any employee benefit plan or plan) represents that the
individual signing the Subscription Agreement and Power of
Attorney has disclosed such Limited Partner's status as a
benefit plan investor in the Subscription Agreement and
Power of Attorney. Each Limited Partner that is not a
"benefit plan investor" represents and agrees that if at a
later date such Limited Partner becomes a benefit plan
investor, such Limited Partner will immediately notify the
General Partner of such change of status. Notwithstanding
anything herein to the contrary, the General Partner, on
behalf of the Partnership, may take any and all action to
prevent the Partnership from holding ?plan assets? under
ERISA or the Code with respect to any Plan, including, but
not limited to, if appropriate under the circumstances as
determined by the General Partner in its sole discretion,
refusing to admit persons as Limited Partners or refusing to accept additional capital contributions, and requiring the
Redemption of the Units of any Limited Partner in accordance with Section 9(b) hereof, as may be necessary or desirable
to assure that at all times the aggregate of all capital
accounts of all benefit plan investors with respect to any
"class of equity interests in the Partnership" as determined pursuant to United States Department of Labor Regulation
Section 2510.3-101 do not amount to or exceed 25% of the
total capital accounts with respect to such class of equity
interests of all Limited Partners (not including the
investments of the General Partner, any commodity trading
advisor to the Partnership, any person who provides
investment advice for a fee (direct or indirect) with
respect to the Partnership and "affiliates," as such term is defined in the applicable regulation promulgated under
ERISA, of any such person).
15.	Amendments
	(a)	General Partner?s Authority to Amend. The General
Partner may make any amendment to this Agreement that is not adverse to the Limited Partners, without the consent of the
Limited Partners, including but not limited to the
following: (i) change the name of the Partnership or cause
the Partnership to transact business under another name;
(ii) clarify any inaccuracy or any ambiguity, or reconcile
any inconsistent provisions herein, (iii) effect the intent
of the allocations proposed herein to the maximum extent
possible in the event of a change in the Code or the
interpretations thereof affecting such allocations; (iv)
attempt to ensure that the Partnership is not taxed as an
association taxable as a corporation for federal income tax
purposes; (v) qualify or maintain the qualification of the Partnership as a limited partnership in any jurisdiction;
(vi) delete or add any provision of or to this Agreement
required to be deleted or added by the staff of the CFTC,
any other federal agency, any state "Blue Sky" official, or
other governmental official, or in order to opt to be
governed by any amendment or successor to the Act, or to
comply with applicable law; (vii) make any modification to
this Agreement to reflect the admission of additional or
substitute general partners; (viii) make any amendment that
is appropriate or necessary, in the opinion of the General
Partner, to prevent the Partnership or the General Partner
or its directors, officers or controlling persons from in
any manner being subject to the provisions of the Investment
Company Act of 1940 (the "1940 Act"), or the Investment
Advisers Act of 1940, as amended (the "Advisers Act"); (ix)
take such actions as may be necessary or appropriate to
avoid the assets of the Partnership being treated for any
purpose of ERISA or Section 4975 of the Code as assets of
any "employee benefit plan" as defined in and subject to
ERISA or of any plan as defined in and subject to Section
4975 of the Code (or any corresponding provisions of
succeeding law) or to avoid the Partnership's engaging in a prohibited transaction as defined in Section 406 of ERISA or
Section 4975(c) of the Code; and (x) make any amendment that is appropriate or necessary, in the opinion of the General
Partner, to qualify the Partnership under the 1940 Act, and
any persons under the 1940 Act and the Advisers Act, if the
General Partner reasonably believes that doing so is
necessary. Any such supplemental or amendatory agreement
shall be adhered to and have the same force and effect from
and after its effective date as if the same had originally
been embodied in, and formed a part of this Agreement;
provided, however, that no such supplemental or amendatory
agreement shall, without the consent of all Partners
affected thereby, change or alter the provisions of this
proviso, reduce the capital account of any Partner, or
modify the percentage of profits, losses or distributions to which any Partner is entitled.
      (b)	Voting.  Except as otherwise specifically set
forth in this Agreement, the Limited Partners shall have
only the voting rights set forth in the Act.  A meeting of
the Limited Partners for the purpose of acting upon any
       matter upon which the Limited Partners are entitled
to vote may be called at any time by Limited Partners owning more than 50% of the Units then outstanding or the General
Partner.  The Limited Partners or the General Partner shall
give written notice of any such meeting to all Limited
Partners and the General Partner and such meeting shall be
held not less than 10 days and not more than 60 days after
the notice to the Limited Partners and the General Partner
is provided. Any action required or permitted to be taken by the Limited Partners may be taken with or without a meeting, or by written consent of the Limited Partners.
16.	Governing Law
The validity and construction of this Agreement shall be
governed by, and construed in accordance with, the law of
the State of Delaware, including, specifically, the Act
(without regard to its choice of law principles).  If any
action or proceeding shall be brought by a party to this
Agreement or to enforce any right or remedy under this
Agreement, each party hereto hereby consents and will submit to the jurisdiction of the courts of the State of New York
or any Federal court sitting in the County, City and State
of New York.  Any action or proceeding brought by any party
to this Agreement to enforce any right, assert any claim or
obtain any relief whatsoever in connection with this
Agreement shall be brought by such party exclusively in the
courts of the State of New York or any federal court sitting in the County, City and State of New York.
17.	Miscellaneous
      (a)	Priority among Limited Partners.  Except as
otherwise specifically set forth in this Agreement, no
Limited Partner shall be entitled to any priority or
preference over any other Limited Partner in regard to the
affairs of the Partnership.
      (b)	Representations, Warranties, Covenants and
Understandings of the Partners.  The representations,
warranties, covenants and understanding of each Limited
Partner, as set forth in the subscription agreement
completed and signed by each Limited Partner prior to
his/its admission to the Partnership or the making of any
additional capital contribution are incorporated herein by
reference and made a part hereof as if originally contained
herein.
      (c)	Notices.  All notices and requests to the General
Partner under this Agreement (other than Requests for
Redemption, and notices of assignment or transfer of Units)
shall be in writing and shall be effective upon personal
delivery or, if sent by registered or certified mail,
postage prepaid, addressed to Demeter Management LLC at 522
Fifth Avenue, 13th Floor, New York, New York 10036 (or such
other address as the General Partner shall have notified the
Limited Partners), upon the deposit of such notice in the
United States mail. Requests for Redemption and notices of assignment, sale, pledge or transfer of Units shall be effective upon timely receipt by the General Partner. Except as otherwise provided herein, all reports and notices
hereunder shall be in writing and shall be sent by first-
class mail to the last known address of the Limited Partner.
      (d)	Binding Effect.  This Agreement shall inure to the
benefit of, and be binding upon, all of the parties, their successors, assigns as permitted herein, custodians, estates, heirs, and personal representatives. For purposes
of determining the rights of any Partner or assignee
hereunder, the Partnership and the General Partner may rely
upon the Partnership's records as to who are Partners and
assignees, and all Partners and assignees agree that their
rights shall be determined and that they shall be bound
thereby, including all rights which they may have under
Section 15.
      (e)	Entire Agreement.  This Agreement, plus any other
agreement which may be required to be signed by the General
Partner prior to the date hereof shall constitute the entire agreement among the Partners with respect to the subject matter hereof, and shall supersede any prior agreement or understanding, oral or written, relating to the Partnership.
      (f)	Severability.  In the event that any provision of
this Agreement shall be declared invalid or unenforceable,
such invalidity or unenforceability shall not affect the
validity or enforceability of the other provisions of this
Agreement, it being hereby agreed that such provisions are
severable and that this Agreement shall be construed in all
respects as if such invalid or unenforceable provision were
omitted.
      (g)	No Third Party Beneficiaries.  This Agreement is
not intended and shall not convey any rights to persons not
party to this Agreement.
      (h)	Counterparts.  This Agreement may be executed in
several counterparts, each of which shall be deemed an
original but all of which shall constitute one and the same
instrument.
      (i)	Creditors.  None of the provisions of this
Agreement shall be for the benefit of or enforceable by any
creditors of the Partnership.
             (j)	 Captions.  Captions in no way define, limit,
extend, or describe the scope of this Agreement nor the effect of any of its provisions.

      [Signature Page to Follow]


             IN WITNESS WHEREOF, the parties hereto have
executed this Agreement as of the day and year first above written.

	GENERAL PARTNER:

DEMETER MANAGEMENT LLC



	Name:
	Title:


LIMITED PARTNERS:








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